As filed with the Securities and Exchange Commission on January 29, 2026

Registration No. 333-291852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Edison Oncology Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	2836	83-1614120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3475 Edison Way, Suite R

Menlo Park, CA 94025

(650) 690-1927

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 North Carson Street, Suite 208

Carson City, NV 89701

1-888-972-7273

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq. Dennis Gluck, Esq. Silvestre Law Group, P.C. 2629 Townsgate Road #215 Westlake Village, CA 91361 (818) 597-7552	Steven M. Cohen, Esq. Rahul K. Patel, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178 (212) 309-6000	Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Edison Oncology Holding Corp. is filing this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-291852) solely to file certain exhibits thereto. This Amendment No. 4 does not modify any provision of the preliminary prospectus contained in Part I of the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than placement agent fees. All expenses incurred will be paid by the Company. All of the amounts shown are estimates other than the Securities and Exchange Commission, or SEC, registration fees.

To be Paid by the Registrant
SEC registration fees	$4,042
FINRA Filing Fee	$4,890
NYSE American Listing Fee	$5,000
Legal fees and expenses	$721,068
Accounting fees and expenses	$75,000
Printing and engraving expenses	$5,000
Transfer agent’s fees	$10,000
Blue Sky fees and expenses	$5,000
Miscellaneous fees and expenses	$5,000
Total	$835,000

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor our Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes, as amended (“NRS”). NRS Section 78.751 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

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NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute or agreement, no person other than a corporation is individually liable for a debt or liability of the corporation, unless the person acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether the person acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 of this Registration Statement.

Item 15. Recent Sales of Unregistered Securities.

The following information is given with regard to unregistered securities sold during the preceding three years including the dates and amounts of securities sold, the persons or class of persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. The descriptions contained below are a summary and qualified by the agreements, if applicable, included as Exhibits to this Registration Statement. The following securities were issued in private offerings pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act and the rules promulgated thereunder.

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●	In October 2018 and March 30, 2020, we issued $917,500 in principal of Series A Notes. The Series A Notes had an annual interest rate of 10.00% per annum and were convertible into shares of Common Stock at a price per share of $0.50. The Series A notes were subject to a mandatory conversion upon the us receiving gross proceeds of at least $2,000,000 from a private placement of our securities. The Series A Notes had an initial maturity date of October 5, 2020. In October 2020, the Company extended the maturity date of the Series A notes until December 31, 2020, in exchange for two percent (2%) added on the principal of each Series A Note. In exchange for the further extension of the Series A Notes until December 31, 2022, the Company issued an aggregate of 44,766 warrants to purchase Common Stock ratably amongst the Series A Note holders. In aggregate, the warrants were valued at $51,926 at issuance. On February 28, 2022, in accordance with the terms of the Series A notes the outstanding principal and accrued interest of the Series A Notes were converted into 1,219,434 shares of Common Stock and the Series A Notes were extinguished and of no further force or consequence.

●	Between December 2020 and March 2021, we issued $565,000 in principal of Series B Notes. The Series B Notes have an annual interest rate of 10.00% per annum. The Series B Notes had an initial maturity date of December 31, 2021. In December 2021, the Company extended the terms of the Series B Notes until December 31, 2022, in exchange for the issuance of an aggregate of 32,227 warrants to purchase Common Stock ratably amongst the Series B Note holders. In aggregate the warrants were valued at $41,893 at issuance. The warrants expire on December 31, 2025 and have an exercise price equal to 85% of the per share price of the following occurrences (i) the initial public offering price per share paid by investors, (ii) the price per share in any merger, reorganization or fundamental transaction, or (iii) the price per share where a third party purchases in excess of 50% of the voting securities of the Company. In December 2022, the Company extended the terms of the Series B Notes until June 30, 2023 (or such later time as this Registration Statement becomes effective), in exchange for an increase of the principal to 110% of the initial principal. Upon any financing of the Company, the Series B Note holders will be able to convert the Series B Note into shares of Common Stock at a price per share equal to the lesser of (a) 80% of the price paid in such offering, and (b) the price per share (applying such 80% calculation per the beginning of this sentence) that results when $8,000,000 is divided by the fully diluted capitalization of the Company. Further, upon a Liquidity Event (as defined in the Series B Notes, including an initial public offering as described in this Registration Statement), all outstanding principal and all accrued interest automatically converts into Common Stock at the lesser of (a) 85% of the price paid in such public offering, and (b) the price per share that results when $8,000,000 is divided by the fully diluted capitalization of the Company. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this Registration Statement, the Series B Notes are convertible into an aggregate of 661,427 shares of Common Stock as of December 31, 2025 (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes).

●	Between February 2022 and March 5, 2024, we issued an aggregate of $2,495,000 in principal of Series C Notes, of which $2,295,000 in principal remain outstanding. The Series C Notes have an annual interest rate of 7.50% per annum. The Series C Notes had initial maturity dates during 2024, which were extended to the earlier of (i) the date on which a registrant statement is declared effective or (ii) 180 days from the initial filing of a registration statement. Upon (i) any financing of the Company, the Series C Note holders will be able to convert the Series C Note into shares of Common Stock at a price per share equal to the lesser of (a) 90% of the price paid in such offering or the conversion price then in effect. Additionally, upon a Liquidity Event (as defined in the Series C Notes, including an initial public offering as described in this Registration Statement), all outstanding principal and all accrued interest automatically converts into Common Stock at the lesser of (a) 90% of the price paid in such public offering, (b) 90% of the implied per share valued received by holders of Common Stock with respect to such a Liquidity Event, or (c) the conversion price then in effect. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this Registration Statement, the Series C Notes are convertible into an aggregate of 382,020 shares of Common Stock as of December 31, 2025 (assuming conversion price of $7.68 as described in the Series C Notes).

●	In October 2022, pursuant to certain sales of the Series C Notes, as described in the prior bullet point, we paid compensation to Colorado Financial Services Corp. as placement agent, consisting of (i) 10% cash on proceeds received pursuant to introduced investors, 3% cash as an administrative fee on investors identified by the Company, and (ii) 34,917 common shares, which were split amongst the placement agent and its principals. The shares were valued at an aggregate of $80,238 at issuance based on a fair value of the Common Stock of $2.298 on the grant date.

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●	On June 30, 2022, we issued 90,000 shares of Common Stock to consultants. The aggregate shares were valued at $212,220, based on a fair value of the Common Stock of $2.358 on the grant date.

●	On September 30, 2022, we issued a consultant 20,000 Common Stock Purchase Warrants. The warrants have a term that expires on September 30, 2027 and an exercise price of $7.68 per share. The warrants were valued at $20,061.

●	On October 31, 2022, we issued 5,000 shares of Common Stock to a consultant for services. The shares were valued at $11,490, based on a fair value of the Common Stock of $2.298 on the grant date.

●	On January 31, 2023, we issued 10,000 shares of Common Stock to consultants. The aggregate shares were valued at $22,980, based on a fair value of the Common Stock of $2.298 on the grant date.

●	Between August 30, 2024 and November 24, 2025, we issued an aggregate of $2,666,600 in principal of Series D Notes. The Series D Notes have an annual interest rate of 10.00% per annum. The Series D Note holders may voluntarily convert their Series D Notes into Common Stock at a $50 million pre-money valuation on a fully diluted basis. Additionally, upon an Exit Event (as defined in the Series D Notes, including certain fundamental transactions and an initial public offering as described in this Registration Statement), all outstanding principal and accrued interest automatically converts into Common Stock at the lesser of (i) a $50 million pre-money valuation on a fully diluted basis, (ii) 80% of the price per share paid by investors in the initial public offering, and (iii) 80% of the proposed price or implied equity value (if not cash) per share in any takeover bid. In addition, at maturity, 105% of the principal and all accrued interest of the Series D Notes will convert into shares based on a $50 million pre-money valuation on a fully diluted basis. The Series D Notes may be redeemed at any time by the Company on 10 business days’ notice by paying to the applicable Series D Note holders ratably: (i) 110% of the principal amount of each Series D Note, (ii) all accrued but unpaid interest under such Series D Notes, and (iii) any other unpaid amounts due and payable to the Series D Note holders. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this Registration Statement, the Series D Notes are convertible into an aggregate of 408,210 shares of Common Stock as of December 31, 2025 (assuming conversion price of $7.20 as described in the Series D Notes).

●	On April 1, 2025, we issued certain employees and consultants options to purchase 285,000 shares of Common Stock. The options all vest (i) 50% on the one year anniversary of the grant date and (ii) 50% on a monthly basis over the subsequent two year period. The options have an exercise price of $3.04 per share and expire on the 10 year anniversary of the grant date. The options were valued at $553,370 in aggregate.

●	Subsequent to December 31, 2024, we issued 95,991 shares of Common Stock to certain service providers. The shares were fully vested on the date of issuance and valued at $244,485 in the aggregate.

●	Effective December 31, 2025, the Company extended the terms of (i) 44,766 outstanding warrants issued to Series A Note holders until December 31, 2026 and (ii) 32,227 outstanding warrants issued to Series B Note holders until December 31, 2026.

Item 16. Exhibits.

See Exhibit Index beginning on page II-8 of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on January 29, 2026.

Edison Oncology Holding Corp.

By:	/s/ Jeffrey Bacha
Name:	Jeffrey Bacha
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on January 29, 2026.

Signature	Title	Date

/s/ Jeffrey Bacha	Chief Executive Officer, Director	January 29, 2026
Jeffrey Bacha	(Principal Executive Officer)

*	Chief Financial Officer	January 29, 2026
Anthony Scott Praill	(Principal Financial and Accounting Officer

*	Chief Medical Officer	January 29, 2026
Neil Sankar

*	Chief Scientific Officer, Director	January 29, 2026
Dennis Brown

*	Director	January 29, 2026
John Bell

*By:	/s/ Jeffrey Bacha
Jeffrey Bacha
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description of document
1.01 *	Underwriting Agreement
2.01 *&	Agreement and Plan of Merger between Edison Oncology Holding Corp., Edison Oncology Acquisition Corp., and NewGen Therapeutics, dated October 5, 2018
2.02 *&	Business Combination Agreement between Vincero Capital Corp. and Newgen Therapeutics, Inc. dated August 28, 2020
3.01(i) *	Amended and Restated Articles of Incorporation dated August 16, 2018
3.02(ii) *	Amended and Restated Bylaws adopted on June 29, 2023
4.01 *	Form of Series A Convertible Note
4.02 *	Form of Series B Convertible Note
4.03 *	Form of Series C Convertible Note
4.04 *	Form of Series A Extension Warrant issued to Series A Note Holders
4.05 *	Form of Series B Extension Warrant issued to Series B Note Holders
4.06 *	Form of Common Stock Warrant issued to Gerald Amato for consulting services dated April 4, 2020
4.07 *	Form of Common Stock Warrant issued to Gerald Amato for consulting services dated April 30, 2021
4.08 *	Form of Common Stock Warrant issued to Gerald Amato for consulting services dated September 30, 2022
4.09 *	Form of Series D Convertible Note
4.10 *	Amended and Restated 2021 Omnibus Equity Incentive Plan
4.11 *	Form of legacy stock option grants issued to employees and consultants prior to June 29, 2023
4.12 *	Form of Stock Option Grant under the Amended and Restated 2021 Omnibus Equity Incentive Plan
4.13 *	Form of Restricted Stock Unit under the Amended and Restated 2021 Omnibus Equity Incentive Plan
4.14 *+	Form of Edison Oncology Holding Corp. 2025 Omnibus Incentive Compensation Plan
4.15 *+	Form of Stock Option Agreement under the 2025 Omnibus Incentive Compensation Plan
4.16 *+	Form of Restricted Stock Unit Issuance Agreement under the 2025 Omnibus Incentive Compensation Plan
4.17 *+	Form of Restricted Stock Grant Agreement under the 2025 Omnibus Incentive Compensation Plan
5.01 **	Opinion of Silvestre Law Group, P.C.
10.01 *	Form of Series A Note Purchase Agreement
10.02 *	Form of Series C Note Purchase Agreement
10.03 *+	Form of Consulting Agreement with Jeffrey Bacha, dated September 1, 2018
10.04 *+	Form of Consulting Agreement with SwanBio LLC (Neil Sankar), dated November 1, 2018
10.05 *+	Form of Consulting Agreement with CoValence, Inc. (Dennis Brown) dated January 1, 2020
10.06 *+	Form of Consulting Agreement with John Bell, dated October 1, 2021
10.07 *	Form of Standard Consulting Agreement
10.08 *#&	Form of License Agreement between Edison Oncology Holding Corporation and Apollomics Inc. dated January 31, 2021
10.09 *&	Form of Right of First Negotiation / Refusal Agreement between Valent Technologies LLC and Edison Oncology Holding Corp. dated December 27, 2018
10.10 *	Form of Extension of Right of First Negotiation / Refusal Agreement between Valent Technologies LLC and Edison Oncology Holding Corp. dated April 1, 2020
10.11 *	Form of Edison’s Standard Mutual Confidentiality Agreement
10.12 *+	Form of Consulting Agreement with Anthony Scott Praill dated February 1, 2025
10.13 *&	Form of Evaluation Agreement between Valent Technologies LLC and Edison Oncology Holding Corp dated January 31, 2025
10.14 *#	Form of Amendment to License Agreement between Edison Oncology Holding Corp. and Apollomics Inc. dated August 2023
10.15 *	Form of Series D Convertible Note Subscription Agreement
10.16 *&	Form of Evaluation Agreement with Senz Oncology Pty Ltd.
10.17 *	Form of Research and Services Agreement with ORP Oncology Research Partners
10.18 *+	Form of Consulting Agreement with Prime 8 Group, LLC (Richard Daniels), dated April 10, 2025
10.19 *#&	Form of License, Transfer, and Development Agreement between NewGen Therapeutics, Inc. and KanionUSA Inc. dated October 19, 2011
10.20 *#	Memorandum of Understanding between Edison Oncology Holding Corp. and Jiangsu Kanion Pharmaceutical Co., Ltd dated April 21, 2019
10.21 *#	Manufacturing Agreement between STA Pharmaceutical Hong Kong Limited and Edison Oncology Holding Corp. dated May 22, 2022
10.22 *#	Services Agreement with STA Pharmaceutical Hong Kong Limited and Edison Oncology Holding Corp. dated December 26, 2022
14.01 *	Code of Ethics and Business Conduct
19.01 *	Form of Insider Trading Policy of Edison Oncology Holding Corp. to be adopted immediately prior to initial public offering
21.01 *	List of Subsidiaries
23.01 **	Consent of Independent Auditor
23.02 **	Consent of Silvestre Law Group, P.C. (Included in Exhibit 5.01)
24.01 *	Power of Attorney
107 *	Filing Fee Table

* Previously filed.

** Filed herewith.

+ Indicates management contract or compensatory plan.

@ To be added by Amendment.

# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

& Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

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